Exhibit 10.1

RELEASE AGREEMENT

This Release Agreement (this “Agreement”) is entered into by and among Daniel T. Reineke, Jr. (“Employee”), Mach Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”) and Mach Resources LLC, a Delaware limited liability company (“Employer” and, together with the General Partner, “Mach”). Employee, the General Partner and Employer are each referred to herein as a “Party” and together as the “Parties.”

WHEREAS, Employee’s employment with Employer and all other Mach Parties (as defined below) ended on April 19, 2024 (the “Resignation Date”);

WHEREAS, Employee has been instrumental in the growth and success of Mach Natural Resources LP (the “Partnership”), and in recognition of Employee’s contributions to the Partnership during his employment, Mach desires to provide Employee with certain benefits as set forth in this Agreement, which benefits are conditioned upon Employee’s timely execution (and non-revocation) of this Agreement and Employee’s compliance with the terms of this Agreement; and

WHEREAS, the Parties wish to resolve any and all claims or causes of action that Employee has or may have against Mach or any of the Mach Parties, including any claims or causes of action that Employee may have arising out of Employee’s employment or the end of such employment.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. Resignation from Employment; Deemed Resignations. Employee’s employment with Mach ended on the Resignation Date and, as of the Resignation Date, Employee no longer has an employment relationship with Mach or any other Mach Party. Employee acknowledges and agrees that, as of the Resignation Date, Employee will be deemed to have automatically resigned as, to the extent applicable: (a) as an officer of the General Partner, the Partnership and Employer and each of their respective affiliates for which Employee served as an officer; and (b) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which the General Partner, the Partnership or Employer or any of their respective affiliates holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as the General Partner’s, the Partnership’s or Employer’s or such other affiliate’s designee or other representative.

2. Benefits. Provided that Employee (i) executes this Agreement within 21 days of May [●], 2024, which is the date this Agreement is presented to Employee, and returns such executed Agreement to the General Partner such that it is received by the General Partner, c/o Michael Reel at 14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma, 73134 or via email at mreel@machnr.com on or before 11:59 p.m., Central Standard Time, on [●], 2024, (ii) does not subsequently revoke this Agreement pursuant to Section 5(c), and (iii) abides by each of Employee’s commitments set forth herein, then:

(a) Employer shall pay or cause to be paid to Employee a total amount of $760,000, less applicable taxes and withholdings (the “Payment”). The Payment shall be paid in a single lump sum within 60 days after the Resignation Date, but in no event before the date that is eight days following the date on which Employee executes and returns this Agreement; and

(b) The General Partner will cause Employee’s 68,755 outstanding phantom units in the Partnership (the “Award Units”) and each Award Unit’s corresponding distribution equivalent right (each, a “DER”) granted to Employee on October 27, 2023, pursuant to that certain Mach Natural Resources LP 2023 Long-Term Incentive Plan Award Unit Agreement (the “Award Agreement”) to fully vest as of the Resignation Date, which vested Award Units and DERs shall be paid in accordance with the Award Agreement.

The payments and benefits set forth in this Section 2 are referred to herein collectively as the “Benefits”.

3. Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with Employer or any other Mach Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by Mach or any other Mach Party, including all payments arising out of all incentive plans and any other bonus arrangements. Notwithstanding the foregoing, Employee remains entitled to receive Employee’s current annualized base salary and benefits for services performed prior to the Resignation Date, to the extent unpaid. For the avoidance of doubt, Employee acknowledges and agrees that Employee had no right to the Benefits (or any portion thereof) but for Employee’s entry into this Agreement and satisfaction of the terms herein.

4. General Release of Claims.

(a) For good and valuable consideration (including the Benefits), Employee hereby forever releases, discharges and acquits Mach and the Partnership and each of their affiliates, and each of the foregoing entities’ respective predecessors, successors, assigns, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, contractors, representatives, insurers, agents, attorneys and benefit plans (and the trustees, administrators and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Mach Parties” or any one, individually, a “Mach Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, suspected or unsuspected, against any Mach Party, including any and all claims, damages, demands, or causes of action relating to Employee’s employment, engagement or affiliation with any Mach Party, the termination of such employment, engagement or affiliation, status as an equityholder or shareholder of any Mach Party, or any other acts or omissions related to any matter occurring or existing on or prior to the time that Employee executes this Agreement, including, (i) any alleged violation through such time of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974; (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act); (J) the Worker Adjustment and Retraining Notification Act of 1988; (K) any federal, state, municipal or local anti-discrimination or anti-retaliation law; (L) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, defamation, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim (as defined below); (iii) any and all rights, benefits or claims Employee may have under any employment contract or offer letter, incentive compensation plan, equity-based plan, or other agreement with any Mach Party (including the Award Agreement); and (iv) any claim for compensation, paid time off, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE MACH PARTIES.

(b) The Released Claims do not include (i) any rights or claims that may first arise after the time that Employee executes this Agreement (including any claims to the Benefits); (ii) any claim to vested 401(k) plan benefits; (iii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under (A) that certain Indemnification Agreement, dated as of October 27, 2023, by and among Employee, the General Partner and the Partnership, or (B) the General Partner’s, the Partnership’s or Employer’s organizational documents or otherwise or (iv) any claim that cannot be waived as a matter of law. Further notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency or participating in any investigation or proceeding conducted by the EEOC or other governmental agency or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from any Mach Party as a result of such EEOC or other governmental agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a governmental agency, including with respect to protected whistleblower activity.

(c) Employee hereby agrees not to bring or cause to be brought any Released Claims and represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Mach Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. In addition, Employee shall not intentionally or voluntarily encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances or Released Claims by any non-governmental third party against any of the Mach Parties. Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Mach Parties to any person or entity, in each case, with respect to any Released Claims.

5. Employee’s Acknowledgements. By executing and delivering this Agreement, Employee acknowledges and agrees that:

(a) Employee has carefully read this Agreement;

(b) No material changes have been made to this Agreement since it was first provided to Employee and Employee has been given sufficient time (and at least 21 days) to review this Agreement and consider whether to accept this Agreement before signing it;

(c) Employee has seven days after signing this Agreement to revoke it. This Agreement will not become effective or enforceable until the revocation period has expired. Any notice of revocation of this Agreement is effective only if received by the General Partner, c/o Michael Reel at 14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma, 73134 or via email at mreel@machnr.com in writing by 11:59 p.m., Central Standard Time, on or before the seventh day after Employee signs and returns this Agreement. Employee understands that if Employee revokes Employee’s acceptance of this Agreement pursuant to this Section 5(c), Sections 2 and 4 shall be of no force or effect and the remainder of this Agreement will remain in full force and effect;

(d) Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing and delivering this Agreement;

(e) Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this Agreement; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms and conditions of this Agreement; and

(f) No Mach Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.

6. Restrictive Covenants. Employee acknowledges and agrees that, as a material inducement for Mach to enter into this Agreement and a condition of Employee’s receipt of the Benefits, Employee agrees to the restrictive covenants set forth on Exhibit A (the “Restrictive Covenant Agreement”), the provisions of which are hereby fully incorporated herein by reference. Employee acknowledges that Employee has read and understands the terms of the restrictive covenants set forth in the Restrictive Covenant Agreement, including, specifically, the scope and duration thereof, and acknowledges and agrees that the terms of such Restrictive Covenant Agreement are in addition to any other restrictive covenants to which Employee is subject or otherwise bound (collectively, the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants.

7. Repayment of Benefits Upon Breach of Agreement. If, during the Prohibited Period (as defined in the Restrictive Covenant Agreement), Employee breaches the Restrictive Covenants or any other material provision of this Agreement (as reasonably determined by the General Partner), Employee will (i) immediately and automatically forfeit without consideration any outstanding Award Units and any common units in the Partnership (“Common Units”) to the extent such Common Units were paid to Employee in respect of the Award Units, and (ii) immediately repay to Mach any other Benefits paid to the Executive hereunder, including any payments in respect of the DERs, and any proceeds Employee receives from the sale of, or distributions paid in respect of, any Common Units Employee receives in respect of the Award Units, net of any taxes withheld by Mach in respect thereof.

8. Entire Agreement. This Agreement (including the Restrictive Covenant Agreement) and the other agreements referenced herein constitute the entire agreement between Employee, on the one hand, and the General Partner and Employer or any of their respective affiliates (as applicable), on the other hand, with respect to the matters herein provided. Notwithstanding the foregoing, the restrictions set forth in Section 6 complement and are in addition to (and do not supersede or replace) all of Employee’s obligations (whether contractual, statutory or at common law) with respect to non-disclosure, and the protection of, confidential information. No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each Party.

9. Governing Law and Jurisdiction. This Agreement shall be construed according to the laws of the State of Oklahoma without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction.

10. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11. Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to a law, regulation, agreement, instrument or other document shall be deemed to refer to such law, regulation, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein,” “hereof,” “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted as if drafted jointly by the Parties and according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

12. Third Party Beneficiaries. Each Mach Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.

13. Return of Property. Employee represents and warrants to the other Parties that Employee has returned, or within ten days following the Resignation Date Employee will have returned, to the General Partner and Employer all property belonging to the General Partner and Employer, respectively, and any other Mach Party, including all computer files and other electronically stored information, applicable passwords and other materials provided to Employee by the General Partner, Employer or any other Mach Party in the course of Employee’s employment, and Employee further represents and warrants to the other Parties that Employee has not maintained or, after the date that is ten days following the Resignation Date, Employee will not maintain, a copy of any such materials in any form.

14. Cooperation. Following the Resignation Date, upon request from the General Partner, Employer or any other Mach Party, Employee agrees to cooperate with members of the Mach Party as well as their respective counsel, agents or other designees, in order to provide such information and assistance as the General Partner, Employer or such other Mach Party may reasonably request with respect to the duties that Employee had performed for any Mach Party.

15. No Waiver. No failure by any Party at any time to give notice of any breach by the other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. Assignment. This Agreement is personal to Employee and may not be assigned by Employee. The General Partner or Employer may assign its rights and obligations under this Agreement without Employee’s consent, including to any other Mach Party and to any successor (whether by merger, purchase or otherwise) to all or substantially all of the equity, assets or businesses of the General Partner or Employer.

17. Severability and Modification. To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

18. Withholding of Taxes and Other Employee Deductions. The General Partner or Employer may, or may direct any other Mach Party to, withhold from any payment made pursuant to this Agreement all federal, state, local, and other taxes as may be required pursuant to any law or governmental regulation or ruling.

19. Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

20. Section 409A. This Agreement and the payments provided hereunder are intended be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent.  Notwithstanding the foregoing, Mach makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall Mach or any other Mach Party be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

[Remainder of Page Intentionally Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, Employee, the General Partner and Employer each have caused this Agreement to be executed as of the dates set forth beneath their names below and effective for all purposes as provided above.

EMPLOYEE

/s/ Daniel T. Reineke, Jr.
Daniel T. Reineke, Jr.

Date:	May 4, 2024

MACH NATURAL RESOURCES GP LLC

By:	/s/ Michael Reel
Name:	Michael Reel
Title:	General Counsel

Date:	May 4, 2024

MACH RESOURCES LLC

By:	/s/ Michael Reel
Name:	Michael Reel
Title:	General Counsel

Date:	May 4, 2024

Signature Page to

Release Agreement

EXHIBIT A

RESTRICTIVE COVENANT AGREEMENT

1. Confidentiality. In the course of Employee’s employment with Mach, the Partnership or their applicable affiliates and in the performance of Employee’s duties on behalf of Mach, the Partnership and each of their respective direct and indirect past, present and future subsidiaries and affiliates (collectively, the “Partnership Group”), Employee has been provided with, and has had access to, Confidential Information (as defined below). In consideration of Employee’s receipt of Confidential Information and access to such Confidential Information and in exchange for other valuable consideration provided under the Release Agreement, and as a condition to Employee’s receipt of such valuation consideration, Employee shall be subject to the covenants and restrictions in this Section 1 and in Sections 2, 3, 4 and 5.

(a) In General. During the period following the Resignation Date, except as expressly permitted by this Restrictive Covenant Agreement, Employee shall not, and shall cause Employee’s affiliates not to, disclose any Confidential Information to any person or entity and shall not use any Confidential Information except for the benefit of the Partnership Group. Employee shall follow all Partnership Group policies and protocols regarding the security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored).

(b) Permitted Disclosures. Notwithstanding any provision of Section 1(a) to the contrary, Employee may make the following disclosures and uses of Confidential Information: (i) disclosures to other employees of a member of the Partnership Group who have a need to know the information in connection with the businesses of the Partnership; (ii) disclosures and uses that are approved in writing by the General Partner; or (iii) disclosures to a person or entity that has (A) been retained by a member of the Partnership Group to provide services to one or more members of the Partnership Group and (B) agreed in writing to abide by the terms of a confidentiality agreement in a form acceptable to the General Partner.

(c) Return of Confidential Information. Within ten days following the Resignation Date, and at any other time upon request of any member of the Partnership Group, Employee shall promptly surrender and deliver to such member of the Partnership Group all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Partnership Group property (including any Partnership-Group-issued computer, mobile device or other property or equipment) in Employee’s possession, custody or control and Employee shall not retain any such documents or other materials or property of the Partnership Group. Within five days of any such request, Employee shall certify to the General Partner or Employer in writing that all such documents, materials and property have been returned to the applicable member of the Partnership Group.

Exhibit A-1

(d) Additional Permitted Disclosures. Notwithstanding the foregoing, nothing in this Restrictive Covenant Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (including the U.S. Securities and Exchange Commission) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to Employee from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law or pursuant to the Sarbanes-Oxley Act; (iv) accepting any U.S. Securities and Exchange Commission awards or other awards in connection with the whistleblower provisions of federal or other applicable law or regulation; or (v) making any other disclosures that are protected under the whistleblower provisions of any applicable law or regulation. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal. Nothing in this Restrictive Covenant Agreement requires Employee to obtain prior authorization from any member of the Partnership Group or any other person or entity before engaging in any conduct described in this Section 1(d), or to notify any member of the Partnership Group that Employee has engaged in any such conduct, and nothing is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Nothing herein prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination.

(e) For purposes of this Restrictive Covenants Agreement, “Confidential Information” means all information that is conceived, made, developed or acquired by or disclosed to any member of the Partnership Group (whether conveyed orally or in writing), individually or in conjunction with others, including: (i) technical information of any member of the Partnership Group, its affiliates, its investors, customers, vendors, suppliers or other third parties, including computer programs, software, databases, data, ideas, know-how, formulae, compositions, processes, discoveries, machines, inventions (whether patentable or not), designs, developmental or experimental work, techniques, improvements, work in process, research or test results, original works of authorship, training programs and procedures, diagrams, charts, business and product development plans, and similar items; (ii) information relating to any member of the Partnership Group’s businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or acquisition targets or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) or pursuant to which any member of the Partnership Group owes a confidentiality obligation; and (iii) other valuable, confidential information and trade secrets of any member of the Partnership Group, its affiliates, its customers or other third parties. Moreover, all documents, videotapes, written presentations, brochures, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, e-mail, voice mail, electronic databases, maps, drawings, architectural renditions, models and all other writings or materials of any type including or embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression are and shall be the sole and exclusive property of the applicable member of the Partnership Group and be subject to the same restrictions on disclosure applicable to all Confidential Information pursuant to this Restrictive Covenant Agreement. For purposes of this Restrictive Covenant Agreement, Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of a disclosure or wrongful act of Employee or any of Employee’s agents.

Exhibit A-2

2. Employee and Contractor Non-Solicitation.

(a) As an express condition for Mach to pay or provide the Benefits to Employee, Employee has voluntarily agreed to the covenants set forth in this Section 2. Employee agrees and acknowledges that the limitations and restrictions set forth herein, including temporal restrictions on certain non-solicitation activities, are reasonable in all respects, do not interfere with public interests, will not cause Employee undue hardship, and are intended and necessary to protect the Partnership Group’s Confidential Information, goodwill and legitimate business interests.

(b) During the twelve (12)-month period immediately following the Resignation Date (the “Prohibited Period”), except on behalf of the Partnership Group in connection with the business of the Partnership or with the prior express written approval of the General Partner, Employee shall not and shall cause Employee’s affiliates to not, directly or indirectly, for Employee or on behalf of or in conjunction with any other person or entity of any nature: (i) solicit, canvass, approach, encourage, entice, recruit, influence or induce any person who is an employee or a contractor of the Partnership Group to terminate or reduce his, her or its employment or engagement with any member of Partnership Group, or (ii) hire or retain, solicit for employment or engagement, or attempt to hire, retain, or solicit for employment or engagement any employee or contractor of the Partnership Group, or otherwise adversely interfere with any such relationship. An employee or contractor shall be deemed covered by this Section 2(b) while so employed or engaged by any member of the Partnership Group and for a period of six months thereafter.

(c) Because of the difficulty of measuring economic losses to the Partnership Group as a result of a breach or threatened breach of the covenants set forth in Section 1 and in this Section 2, and because of the immediate and irreparable damage that would be caused to the members of the Partnership Group for which they would have no other adequate remedy, Mach and each other member of the Partnership Group shall be entitled to (i) enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security, (ii) indemnification by Employee from any loss or harm caused by a breach of this Restrictive Covenant Agreement, and (iii) recover any costs or attorneys’ fees, arising out of or in connection with any breach by Employee of this Restrictive Covenant Agreement. The aforementioned equitable relief shall not be the Partnership’s, Employer’s or any other member of the Partnership Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the General Partner, Employer and each other member of the Partnership Group, at law and equity.

Exhibit A-3

(d) The covenants in this Section 2, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be severed or reformed, and then enforced to the fullest extent which such arbitrator or court deems reasonable, and this Restrictive Covenant Agreement shall thereby be reformed.

(e) Employee agrees that Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in Restrictive Covenant Agreement and that Employee will reimburse the applicable member of the Partnership Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Restrictive Covenant Agreement if such member of the Partnership Group prevails on any material issue involved in such dispute.

3. Non-Disparagement. Subject to Section 1(d), Employee agrees that Employee will not at any time now, or in the future, defame, disparage or make statements which could cause harm or damage the reputation, goodwill, or business of any member of the Partnership Group or the names and reputations of any of their respective owners, members, officers, directors, managers, partners, shareholders, equity holders, employees, agents or representatives.

4. Consent to Notification. Employee hereby grants consent to notification by the Partnership Group to any new employer, any third party engaging Employee’s services, or any entity to which Employee becomes a partner, member, employee or otherwise engaged about Employee’s rights and obligations under this Restrictive Covenant Agreement.

5. EMPLOYEE REPRESENTATION. EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS (a) READ AND UNDERSTOOD EACH PROVISION OF THIS RESTRICTIVE COVENANT AGREEMENT, (b) HAD THE OPPORTUNITY TO OBTAIN ADVICE FROM LEGAL COUNSEL OF EMPLOYEE’S CHOICE IN ORDER TO INTERPRET ANY AND ALL PROVISIONS OF THIS RESTRICTIVE COVENANT AGREEMENT, (c) HAD THE OPPORTUNITY TO ASK THE GENERAL PARTNER AND/OR EMPLOYER QUESTIONS ABOUT THIS RESTRICTIVE COVENANT AGREEMENT AND ANY OF SUCH QUESTIONS HAVE BEEN ANSWERED TO EMPLOYEE’S SATISFACTION, AND (d) BEEN GIVEN A COPY OF THIS RESTRICTIVE COVENANT AGREEMENT.

Exhibit A-4